Exhibit 32

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of The Interpublic Group of Companies, Inc., a Delaware corporation ("Company"), does hereby certify, to such officer's knowledge, that:

       The Annual Report on Form 10-K for the fiscal year ended December 31, 2003 ("Form 10-K") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 15, 2004	/s/ david a. bell
David A. Bell
Chairman of the Board and
Chief Executive Officer

Dated: March 15, 2004	/s/ CHRISTOPHER COUGHLIN
Christopher Coughlin
Chief Operating Officer and
Chief Financial Officer

       (A signed original of this written statement required by Section 906 has been provided to The Interpublic Group of Companies, Inc. and will be retained by The Interpublic Group of Companies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.)